UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 5, 2020
PACIFIC PREMIER BANCORP, INC.
(Exact name of registrant as specified in its charter)
Delaware	0-22193	33-0743196
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

17901 Von Karman Avenue, Suite 1200, Irvine, CA 92614
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code (949) 864-8000

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	PPBI	NASDAQ Stock Market

ITEM 5.07.    SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On May 5, 2020, Pacific Premier Bancorp, Inc., a Delaware corporation (the “Company”), held a special meeting of its shareholders (the “Special Meeting”) to consider and vote upon (i) a proposal to approve the issuance of shares of the Company’s common stock to the shareholders of Opus Bank, a California-chartered bank (“Opus”), pursuant to an Agreement and Plan of Reorganization, dated as of January 31, 2020 (the “Merger Agreement”), by and among the Company, Pacific Premier Bank, a California-chartered bank and wholly-owned subsidiary of the Company, and Opus, pursuant to which Opus will merge with and into Pacific Premier Bank, with Pacific Premier Bank as the surviving institution (the “Merger”), and (ii) a proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the Special Meeting to approve the issuance of shares of the Company’s common stock in connection with the Merger. As described below, there were sufficient shares of the Company’s common stock present in person or by proxy and voted at the Special Meeting in favor of the first proposal, and as a result, the adjournment proposal was not considered or voted upon at the Special Meeting. The following are the voting results of the Special Meeting.

On April 2, 2020, the record date for the Special Meeting, (the “Record Date”), there were 59,975,281 shares of the Company’s common stock outstanding and entitled to vote. Shareholders holding 50,561,876 shares of Company common stock were present at the Special Meeting, represented by proxy.

1.	Approval of the Issuance of Shares of the Company’s Common Stock*

For	Against	Abstain	Broker Non-Votes
50,485,885	56,927	19,064	N/A

*The affirmative vote of the majority of the votes cast at the Special Meeting by the holders of the Company’s common stock entitled to vote at the Special Meeting was required to approve this proposal. Abstentions and broker non-votes were not counted as votes cast and, therefore, did not affect this proposal.

ITEM 7.01.    REGULATION FD DISCLOSURE.
On May 6, 2020, the Company issued a press release announcing that, at the Special Meeting, its shareholders had approved the issuance of shares of the Company’s common stock to the shareholders of Opus in connection with the Merger, and that Opus’s shareholders had approved the Merger Agreement and the Merger at a special meeting of Opus’s shareholders also held on May 5, 2020. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.
Information contained in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed filed for the purposes of the Securities Exchange Act of 1934, as amended, nor shall such information and Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

ITEM 9.01          FINANCIAL STATEMENTS AND EXHIBITS

99.1	Press release, dated May 6, 2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC PREMIER BANCORP, INC.

Dated:	May 5, 2020	By:	/s/ STEVEN R. GARDNER
Steven R. Gardner
Chairman, President and Chief Executive Officer